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                                                                  EXHIBIT 4.2(d)


                                AMENDMENT NO. 1


           AMENDMENT NO. 1 dated as of February 26, 1997, between AMERICO LIFE, INC., a corporation duly organized and validly existing under the laws of the State of Missouri (together with its successors and assigns, the "Company"); each of the banks that is a signatory hereto (individually, a "Bank" and, collectively, the "Banks"); and THE CHASE MANHATTAN BANK, as administrative agent for the Banks (in such capacity, together with its successors in such capacity, the "Administrative Agent").

           The Company, the Banks and the Administrative Agent are party to an Amended and Restated Credit Agreement dated as of July 6, 1995, amended and restated as of December 27, 1996 (the "Credit Agreement"). The parties hereto desire to amend the Credit Agreement in certain respects, and accordingly the parties hereto agree as follows:

           Section 1. Definitions. Capitalized terms used but not otherwise defined herein have the meanings given them in the Credit Agreement.

           Section 2. Amendments. Subject to Section 4 hereof, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

           2.01. Section 1.01 of the Credit Agreement shall be amended by adding the following new definitions (to the extent not already included in said Section 1.01) and inserting the same in the appropriate alphabetical locations and amending in their entirety the following definitions (to the extent already included in said Section 1.01), as follows:

           "Additional Acquisition" shall mean any transaction, or any series of related transactions, consummated after the date of this Agreement (other than the Acquisition, the KL Transactions and the OSL/IGL Transactions), by which the Company and/or one or more of its Subsidiaries (in one transaction or as the most recent transaction in a series of related transactions) (a) acquires any block of business or going business or all or substantially all of the Property of any Person (or division or operating unit thereof), whether through purchase of assets, merger or otherwise, (b) directly or indirectly acquires control of at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors or (c) directly or indirectly acquires control of a 50% or more ownership interest in any partnership, joint venture (including a joint venture in corporate form) or other non-corporate business entity.

           "OSL/IGL Transactions" shall mean the transactions contemplated by the Stock Purchase Agreement dated as of January 21, 1997 (the "GSLIC Stock Purchase Agreement") between Farmers Group, Inc. ("Farmers") and Great Southern Life Insurance Company ("GSLIC"), and related agreements, including (a) the acquisition by GSLIC from Farmers of all of the outstanding capital stock of each of The Ohio State Life Insurance Company, an Ohio corporation ("OSL") and Investors Guaranty Life Insurance Company, a California corporation ("IGL" and, together with OSL, "OSL/IGL") for the sum of approximately $330,000,000 plus an amount equal to the

                               Amendment No. 1

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     Actual Net Income of OSL and IGL (as defined in the GSLIC Stock Purchase
     Agreement), (b) the purchase by Farmers from OSL/IGL of the Transferred Assets (as defined in Section 5.17 of the GSLIC Stock Purchase Agreement),
     (c) certain reinsurance arrangements between each of OSL and IGL and Employers Reassurance Corporation, a Kansas corporation ("ERC"), pursuant to which ERC will reinsure on a 100% coinsurance basis (subject to existing reinsurance agreements) all of the insurance and annuity business of OSL and IGL, as described in the letter agreement dated January 21, 1997 between ERC and GSLIC, (d) certain retrocession agreements between ERC and GSLIC pursuant to which GSLIC will reinsure (subject to existing reinsurance agreements) on a 70% modified coinsurance basis, the insurance and annuity business of OSL and IGL, and (e) ERC will place the assets received from OSL and IGL pursuant to the transactions referred to in (c) in escrow for the benefit of GSLIC to secure ERC's obligations to GSLIC arising in connection with the transactions referred to in (d).

           2.02. Section 3.03(b)(i) of the Credit Agreement is hereby amended to read in its entirety as follows:

          "(i) Dispositions. Without limiting the obligations of the Company to obtain the consent of the Majority Banks for any Disposition not otherwise permitted under this Agreement, as promptly as practicable after the end of each fiscal year but in no event later than March 15 of the subsequent fiscal year, the amount of the Commitments shall be reduced by, and/or the Company shall prepay the Loans in, an amount equal to the aggregate amount of any Disposition Proceeds (other than Disposition Proceeds arising from (v) Dispositions by GSSW Limited Partnership, (w) Dispositions of ownership interests in GSSW Limited Partnership, (x) Dispositions of capital stock of Loyalty Life Insurance Company, (y) Dispositions of partnership interests (or of their underlying properties) previously held by GSSW Limited Partnership and transferred to the Company in connection with the redemption of its ownership interests in GSSW Limited Partnership and (z) Dispositions related to the OSL/IGL Transactions) received by the Company or any of its Subsidiaries during such fiscal year in excess of $3,000,000 (rounded upward to the nearest $1000)."

           2.03. Section 8.05 of the Credit Agreement is amended by deleting "and" at the end of clause (e) thereof, substituting "; and" for the period at the end of clause (f) thereof and inserting new clause (g) immediately after clause (f) thereof, to read as follows:

           "(g) the Company and its Subsidiaries may consummate the OSL/IGL Transactions;"

           2.04. The last sentence of Section 8.08 of the Credit Agreement is amended by adding at the end thereof the following:

     "or (C) Investments contemplated by the OSL/IGL Transaction."





                                Amendment No. 1
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           2.05.  The proviso in Section 8.15 of the Credit Agreement is amended in its entirety to read as follows:

     "provided that the Company will not, and will not permit any of the Subsidiaries of the Company to, Guarantee obligations of any Subsidiary of the Company under any Surplus Relief Reinsurance Contract."

           Section 3. Representations and Warranties. The Company hereby represents and warrants to the Banks and the Administrative Agent that the representations and warranties set forth in Section 7 of the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in such representations and warranties to the Credit Agreement included reference to this Amendment No. 1.

           Section 4. Conditions Precedent. As provided in Section 2 above, the amendments to the Credit Agreement set forth in said Section 2 shall become effective as of the date hereof, subject to the conditions precedent that counterparts of this Amendment No. 1, shall have been duly executed and delivered by the Company, each of the Banks and the Administrative Agent and FHC shall have executed and delivered its consent hereto as provided on the signature pages hereof.

           Section 5. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart and sending the same by telecopier, mail messenger or courier to the Administrative Agent or counsel to the Administrative Agent. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.





                                Amendment No. 1
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           IN WITNESS WHEREOF, the parties hereto have caused this Amendment
No. 1 to be duly executed as of the day and year first above written.

                                 AMERICO LIFE, INC.


                                 By______________________________
                                   Title:





                                Amendment No. 1
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                                   THE BANKS


                                 THE BANK OF NEW YORK



                                 By_________________________________
                                   Title:


                                 BANK ONE, TEXAS, N.A.


                                 By_________________________________
                                   Title:


                                 THE CHASE MANHATTAN BANK


                                 By_________________________________
                                   Title:


                                 COMMERCE BANK, N.A.


                                 By_________________________________
                                   Title:


                                 FIRST BANK NATIONAL ASSOCIATION


                                 By_________________________________
                                   Title:


                                 FIRST UNION NATIONAL BANK
                                   OF NORTH CAROLINA


                                 By_________________________________
                                   Title:





                                Amendment No. 1
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                                 FLEET NATIONAL BANK


                                 By_________________________________
                                   Title:





                                Amendment No. 1
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                                 THE ADMINISTRATIVE AGENT

                                 THE CHASE MANHATTAN BANK,
                                   as Administrative Agent


                                 By_________________________________
                                   Title:





                                Amendment No. 1
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                                    CONSENT


         By its signature below, FHC consents to the forgoing Amendment No. 1.


                                 FINANCIAL HOLDING CORPORATION


                                 By_________________________________
                                   Title:





                                Amendment No. 1